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                                                                    EXHIBIT 99.3

                                OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                                       OF
                              DELTA AIR LINES, INC.

                                                                          , 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

                  We are enclosing herewith an offer by Delta Air Lines, Inc. (the "Company") to exchange (the "Exchange Offer") registered Pass Through Certificates, Series 2003-1G (the "New Class G Certificates") for any and all of its outstanding Pass Through Certificates, Series 2003-1G (the "Old Class G Certificates"), upon the terms and subject to the conditions set forth in the
accompanying prospectus, dated      , 2003 (the "Prospectus"), and related
Letter of Transmittal and instructions thereto (the "Letter of Transmittal").

                  A Letter of Transmittal is being circulated to holders of Old Class G Certificates with the Prospectus. Holders may use it to effect valid tenders of Old Class G Certificates. The Exchange Offer also provides a procedure for holders to tender the Old Class G Certificates by means of guaranteed delivery.

                  Based on interpretations of the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, New Class G Certificates issued pursuant to the Exchange Offer in exchange for Old Class G Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased such Old Class G Certificates directly from the Trustee for its own account or (ii) a person that is an "affiliate", as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company or of any Trustee) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring such New Class G Certificates in its ordinary course of business and such holder has no arrangements or understanding with any person to participate in the distribution of the New Class G Certificates. Holders of Old Class G Certificates wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

                  Each broker-dealer that receives New Class G Certificates for its own account, in exchange for Old Class G Certificates that were acquired as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Class G Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be

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amended or supplemented from time to time, may be used by such broker-dealer in connection with the resales of New Class G Certificates received in exchange for Old Class G Certificates. The Company has agreed that, for a period of 90 days after the date of the Prospectus, it will make the Prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any such resale.

                  Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Class G Certificates for, any Old Class G Certificates not accepted for exchange prior to such termination.

                  THE COMPANY RESERVES THE ABSOLUTE RIGHT TO REJECT ANY AND ALL OLD CLASS G CERTIFICATES NOT PROPERLY TENDERED OR ANY OLD CLASS G CERTIFICATES THE COMPANY'S ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF COUNSEL TO THE COMPANY, BE UNLAWFUL.

                  We are asking you to contact your clients for whom you hold Old Class G Certificates registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Class G Certificates registered in their own names. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent as described in the Prospectus) in connection with the solicitation of tenders of Old Class G Certificates pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay any transfer taxes applicable to the tender of Old Class G Certificates to it or its order, except as otherwise provided in the Prospectus or the Letter of Transmittal.

                  Enclosed is a copy of each of the following documents:

                  1.       The Prospectus.

                  2. A Letter of Transmittal for your use in connection with the Exchange Offer and for the information of your clients.

                  3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Class G Certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis.

                  4. A form of letter that may be sent to your clients for whose accounts you hold Old Class G Certificates registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

                  Your prompt action is requested. The Exchange Offer will
expire at 5:00 P.M., New York City time, on   , 2003, unless extended by the
Company (the "Expiration Date"). Old Class G Certificates tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD CLASS G CERTIFICATES BEING TENDERED.

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                  To tender Old Class G Certificates in the Exchange Offer,
certificates for Old Class G Certificates (or confirmation of a book-entry transfer into the Exchange Agent's account at The Depository Trust Company of Old Class G Certificates tendered electronically) and a duly executed and properly completed Letter of Transmittal or facsimile thereof, or an Agent's Message (as defined in "The Exchange Offer--Book-Entry Transfer" in the Prospectus) in lieu thereof , together with any other required documents, must be received by the Exchange Agent as indicated in the Prospectus.

                  If holders desire to tender Old Class G Certificates pursuant to the Exchange Offer and (i) certificates representing such Old Class G Certificates are not immediately available, or (ii) certificates evidencing such Old Class G Certificates or any other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such holders may effect a tender of such Old Class G Certificates in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." Holders following the guaranteed delivery procedure must still fully complete, execute and deliver the Letter of Transmittal or facsimile thereof.

                  The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Class G Certificates in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable law.

                  Additional copies of the enclosed material may be obtained from the Exchange Agent by calling (800) 934-6802.

                  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OR THE SOLICITATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

                                              Very truly yours,

                                              Delta Air Lines, Inc.

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